================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              -------------------

                                    FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                           THE SECURITIES ACT OF 1934

                              -------------------

                       Date of Report:  NOVEMBER 22, 1995

                              -------------------

                               EXIDE CORPORATION
             (Exact name of Registrant as specified in its charter)

                              -------------------

           DELAWARE                       1-11263                23-0552730
(State or other jurisdiction of    (Commission File Number)   (I.R.S. Employer
incorporation or organization)                               Identification No.)



                           1400 NORTH WOODWARD AVENUE
                        BLOOMFIELD HILLS, MICHIGAN 48304
                                 (810) 258-0080
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

===============================================================================

     ITEM 5.   OTHER EVENTS.

     The following press release was issued by the registrant on November 22, 1995:


     EXIDE TO PLACE CONVERTIBLE DEBT TO INSTITUTIONAL INVESTORS

     Reading, PA, November 22, 1995.... Exide Corporation said it intends to privately place approximately $150 million (gross proceeds) of senior subordinated discount convertible notes to institutional investors. The securities will be convertible into common shares. The Company intends to use the net proceeds from the offering to retire bank debt under its U.S. credit facility.

     The notes will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from such registration.

     Exide Corporation is the leading manufacturer and marketer of starting, lighting and ignition batteries in the world. Exide is headquartered in Reading, PA.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED ON NOVEMBER 22, 1995.


                                 EXIDE CORPORATION



                                 By  /s/ Alan E. Gauthier
                                   ---------------------------------
                                     Alan E. Gauthier
                                     Executive Vice President and
                                     Chief Financial Officer